NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Second Quarter 2011 Results
EUGENE, Ore., July 20, 2011 -- Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the second quarter ended June 30, 2011.

Recent highlights:
•	Improved net income on both a year-over-year and linked-quarter basis and the eighth consecutive quarter of improved profitability.
•	Loan loss provisioning expense reduced for the eighth consecutive quarter.
•	Total risk-based capital ratio of 18.67%, significantly above the 10.0% minimum for “well-capitalized” designation.
•	Recognized by Oregon Ethics in Business, which honors Oregon-based organizations who have demonstrated ethical business practices, as a finalist in 2011.
•	Recognized by Seattle Business magazine as one of Washington’s “100 Best Companies to Work For” and the highest-rated bank in its size category.

Net income for the second quarter 2011 was $2.2 million, up 31% over net income of $1.6 million for the second quarter 2010; and on a linked-quarter basis, net income was up $708 thousand from the first quarter 2011. Earnings per diluted share were $0.12 for the second quarter 2011, compared to $0.09 and $0.08 for the second quarter 2010 and first quarter 2011, respectively.

“It is encouraging to see that our many initiatives are resulting in improved profitability,” said Hal Brown, chief executive officer. “I am particularly pleased with the growth in our commercial loan portfolio which demonstrates our commitment to meet the credit needs of community businesses; this growth, together with our many banker activities, suggests continued performance improvement in the quarters to come,” added Brown.

Classified assets, provisioning and loan statistics
Classified assets continued a four-quarter trend of decline, and at June 30, 2011, totaled $92.5 million, a decrease of $31.9 million from a year ago and a decline of $17.3 million from December 31, 2010. Nonperforming assets, a subcategory of classified assets, totaled $56.5 million at June 30, 2011, or 4.6% of total assets, an increase of $12.4 million for the quarter. The increase was primarily attributable to a single commercial development loan that, although previously classified during the third quarter 2010, was moved to nonaccrual status during the current quarter without any required impairment. Subsequent to the end of second quarter 2011, the Company had additional reductions in classified assets of $7.2 million, including the $5.8 million sale of its single largest property in other real estate owned with a small gain recorded on the sale.

“We are quite pleased with the continued progress in reducing the level of classified and problem assets,” said Roger Busse, president and chief operating officer. “In addition to the subsequent quarter-end sale of property, we have a number of other pending sales and resolutions that should accelerate our progress during the remainder of this year,” added Busse.

Loans past-due 30-89 days (excluding nonaccrual loans) were 0.51% of total loans at June 30, 2011; and for the eighth consecutive quarter were near or below one percent, a ratio that suggests credit stabilization.

The Company’s second quarter 2011 provision for loan losses was $2.0 million, down from $3.8 million a year ago and $2.2 million in the first quarter 2011. While the provision remains elevated when compared to pre-recession periods, it has been trending down over the past eight quarters. During the second quarter of 2011, the Company recognized net loan charge-offs of $1.9 million, down from the $3.5 million recorded in the first quarter 2011. The allowance for loan losses as a percentage of outstanding loans at June 30, 2011, was 1.85%, compared to 1.93% and 1.98% at December 31, 2010, and June 30, 2010, respectively.

Core deposit growth continues and commercial loan activity strengthens
During the second quarter 2011, the Company continued to experience growth in its company-defined core deposit base. Outstanding core deposits and quarterly average core deposit figures, a measure which reduces daily deposit volatility, showed increases of $18.2 million and $4.5 million, respectively over first quarter 2011. Second quarter 2011 average core deposits were up $70.2 million or 8.7% over second quarter 2010.

Outstanding commercial loans have increased $8.2 million or 3.4% during the first six months of 2011 and are up $14.8 million or 6.3% over outstanding loans at June 30, 2010. This growth continues to validate the Company’s business model and focused strategy on meeting the credit needs of community-based businesses, nonprofit organizations, health care professionals and professional service providers. However, weak real estate markets in the Northwest and the planned contraction in the real estate portfolio led to a net decline in period-end gross loans. Outstanding loans at June 30, 2011, were $830.4 million, down $12.0 million from the end of first quarter 2011 and down $73.6 million from that of a year ago. Contraction in the Company’s real estate loan portfolio continued during the second quarter 2011 declining $8.7 million from the end of first quarter 2011 and has declined $86.4 million over the past year.

Capital levels
The Company’s capital ratios continue to be well above the minimum FDIC well-capitalized designated levels. At June 30, 2011, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 13.49%, 17.41% and 18.67% as compared to 13.38%, 15.86% and 17.10% at December 31, 2010. The FDIC’s minimum well-capitalized designation ratios are 5.00%, 6.00% and 10.00%, respectively.

Net interest margin
The net interest margin for the current quarter was 4.58%, down 12 basis points from the 4.70% margin reported for first quarter 2011, and down 17 basis points from the 4.75% margin reported for second quarter 2010. The net interest margin for the current period and all prior periods has been adjusted to a tax-equivalent basis using a 35% tax rate. The linked-quarter decline in the net interest margin was primarily attributable to an increase in interest reversed on loans placed on nonaccrual status during the current quarter of $287 thousand which negatively impacted the net interest margin by 10 basis points.

The sustained growth in core deposits together with the net contraction in the loan portfolio continued to result in additions to the securities portfolio. The securities portfolio grew by $36.8 million during the second quarter 2011, and at June 30, 2011, represented 25% of total assets versus just 16% of total assets one year ago. This increase in the securities portfolio, which has significantly lower yields than loans, also contributes to the decline in the net interest margin. Loan pipelines in all three markets are increasing suggesting future growth in the loan portfolio and an improvement in the net interest margin.

Noninterest income and expense
Noninterest income in second quarter 2011 was up $743 thousand over the same quarter last year. Most of this increase was attributable to $474 thousand in gains on the sale of securities recorded during second quarter 2011 combined with the fact that second quarter 2010 noninterest income was reduced by $226 thousand due to an other-than-temporary-impairment charge related to a portion of the Company’s securities portfolio. Merchant bankcard fees continued to show strong year-over-year growth as evidenced by the 14% increase in this category. The increase in bankcard fees is reflective of both improving volumes and increased margins. On a linked-quarter basis and excluding gains or losses on the sale of securities, second quarter 2011 noninterest income showed a slight improvement over first quarter 2011, most of which was attributable to increases in merchant bankcard revenues.

Noninterest expense in second quarter 2011 was up $1.1 million over second quarter 2010. This increase was primarily attributable to increased personnel expense and other real estate expenses. Personnel expense increased $585 thousand primarily due to staff additions to line units that will poise the Company for growth in future quarters. Other real estate expenses totaled $457 thousand during the second quarter 2011 compared to $12 thousand during the second quarter 2010. On a linked-quarter basis, second quarter 2011 noninterest expense was down $327 thousand from first quarter 2011. This decrease was primarily due to declines in FDIC assessments as new assessment methodology was implemented in second quarter 2011 and a reduction in other real estate expense, specifically valuation write-downs.

Conference call and audio webcast:
Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the second quarter 2011 on Thursday, July 21, 2011, at 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time. To listen to the conference call, interested parties should call (866) 292-1418. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin.

An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. Pacific Continental, with $1.2 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region's largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation's shares are listed on the Nasdaq Global Select Market under the symbol "PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements include but are not limited to statements about suggested future profitability, loan growth, and increasing net interest margin, and are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company's banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit and other risks and uncertainties discussed in the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, from Pacific Continental’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION
Consolidated Income Statements
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Interest and dividend income
Loans	$12,564	$14,498	$25,563	$29,162
Securities	2,254	1,403	4,295	2,954
Federal funds sold & interest-bearing deposits with banks	2	1	4	3
	14,820	15,902	29,862	32,119

Interest expense
Deposits	1,771	2,341	3,697	4,673
Federal Home Loan Bank & Federal Reserve borrowings	462	589	954	1,224
Junior subordinated debentures	34	131	65	260
Federal funds purchased	11	14	22	25
	2,278	3,075	4,738	6,182

Net interest income	12,542	12,827	25,124	25,937

Provision for loan losses	2,000	3,750	4,150	8,000
Net interest income after provision for loan losses	10,542	9,077	20,974	17,937

Noninterest income
Service charges on deposit accounts	436	418	866	828
Other fee income, principally bankcard	418	367	805	693
Loan servicing fees	27	15	55	32
Mortgage banking income	32	40	74	75
Gain on sale of investment securities	474	45	465	45
Impairment losses on investment securities (OTTI)	-	(226)	-	(226)
Other noninterest income	278	263	549	520
	1,665	922	2,814	1,967

Noninterest expense
Salaries and employee benefits	4,779	4,194	9,446	8,983
Premises and equipment	886	828	1,744	1,671
Bankcard processing	161	157	318	294
Business development	400	390	782	705
FDIC insurance assessment	378	512	887	985
Other real estate expense	457	12	1,411	101
Other noninterest expense	1,957	1,808	3,774	3,376
	9,018	7,901	18,362	16,115

Income before provision for income taxes	3,189	2,098	5,426	3,789
Provision for income taxes	1,032	452	1,820	1,040

Net income	$2,157	$1,646	$3,606	$2,749

Earnings per share:
Basic	$0.12	$0.09	$0.20	$0.15
Diluted	$0.12	$0.09	$0.20	$0.15

Weighted average shares outstanding:
Basic	18,426,894	18,397,691	18,421,410	18,395,743

Common stock equivalents
attributable to stock-based awards	29,687	22,109	33,427	21,547
Diluted	18,456,581	18,419,800	18,454,837	18,417,290

PERFORMANCE RATIOS
Return on average assets	0.71%	0.56%	0.60%	0.47%
Return on average equity (book)	4.93%	3.85%	4.17%	3.27%
Return on average equity (tangible) (1)	5.65%	4.43%	4.79%	3.77%
Net interest margin (2)	4.58%	4.75%	4.64%	4.80%
Efficiency ratio (3)	63.48%	57.47%	65.72%	57.75%

(1)Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION
Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Cash and due from banks	$21,190	$25,424	$16,908
Interest-bearing deposits with banks	167	267	967
Total cash and cash equivalents	21,357	25,691	17,875

Securities available-for-sale	307,533	253,907	188,193
Loans held-for-sale	653	2,116	1,090
Loans, less allowance for loan losses and net deferred fees	814,397	839,815	885,223
Interest receivable	4,406	4,371	4,212
Federal Home Loan Bank stock	10,652	10,652	10,652
Property and equipment, net of accumulated depreciation	20,625	20,883	21,275
Goodwill and intangible assets	22,346	22,458	22,569
Deferred tax asset	8,714	10,188	5,465
Taxes receivable	-	-	2,344
Other real estate owned	12,312	14,293	9,651
Prepaid FDIC assessment	3,534	4,387	5,339
Other assets	1,845	1,415	1,532

Total assets	$1,228,374	$1,210,176	$1,175,420

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest-bearing demand	$257,570	$234,331	$238,436
Savings and interest-bearing checking	555,987	574,333	510,334
Time $100,000 and over	73,171	63,504	65,030
Other time	75,640	86,791	95,753
Total deposits	962,368	958,959	909,553

Federal funds and overnight funds purchased	18,000	-	13,885
Federal Home Loan Bank borrowings	59,500	67,000	70,500
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	2,832	3,731	2,476
Total liabilities	1,050,948	1,037,938	1,004,662

Shareholders' equity
Common stock, shares authorized: 50,000,000
shares issued and outstanding: 18,433,084 at
June 30, 2011, 18,415,132 at December 31, 2010,
and 18,398,725 at June 30, 2010	137,491	137,062	136,646
Retained earnings	37,206	33,969	31,994
Accumulated other comprehensive income	2,729	1,207	2,118
	177,426	172,238	170,758

Total liabilities and shareholders’ equity	$1,228,374	$1,210,176	$1,175,420

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.67%	17.10%	17.01%
Tier I capital (to risk weighted assets)	17.41%	15.86%	15.75%
Tier I capital (to leverage assets)	13.49%	13.38%	13.21%
Tangible common equity (to tangible assets)(1)	12.86%	12.61%	12.85%
Tangible common equity (to risk-weighted assets)(1)	16.84%	15.18%	15.15%

OTHER FINANCIAL DATA
Shares outstanding at end of period	18,433,084	18,415,132	18,398,725
Tangible shareholders' equity(1)	$155,080	$149,780	$148,189
Book value per share	$9.63	$9.35	$9.28
Tangible book value per share	$8.41	$8.13	$8.05

(1)Tangible shareholders' equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION
Loans by Type and Allowance for Loan Losses
(In thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2011	2010	2010
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$48,013	$57,850	$59,150
Residential 1-4 family	70,039	76,692	87,881
Owner-occupied commercial	205,612	201,286	205,126
Non-owner-occupied commercial	155,786	163,071	152,422
Other loans secured by real estate	18,755	23,950	27,064
Total permanent real estate loans	498,205	522,849	531,643
Construction loans:
Multifamily residential	1,391	6,192	14,180
Residential 1-4 family	20,823	22,683	30,329
Commercial real estate	12,580	11,730	30,656
Commercial bare land and acquisition & development	25,049	25,587	24,804
Residential bare land and acquisition & development	13,680	17,263	26,477
Total construction real estate loans	73,523	83,455	126,446
Total real estate loans	571,728	606,304	658,089
Commercial loans	251,188	243,034	236,351
Consumer loans	5,840	5,900	7,283
Other loans	1,599	1,730	2,187
Gross loans	830,355	856,968	903,910
Deferred loan origination fees	(632)	(583)	(833)
	829,723	856,385	903,077
Allowance for loan losses	(15,326)	(16,570)	(17,854)
	$814,397	$839,815	$885,223

Real estate loans held-for-sale	$653	$2,116	$1,090

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
ALLOWANCE FOR LOAN LOSSES	2011	2010	2011	2010
Balance at beginning of period	$15,227	$14,857	$16,570	$ 13,367
Provision for loan losses	2,000	3,750	4,150	8,000
Loan charge offs	(2,263)	(1,038)	(5,877)	(5,949)
Loan recoveries	362	285	483	2,436
Net charge offs	(1,901)	(753)	(5,394)	(3,513)
Balance at end of period	$15,326	$17,854	$15,326	$ 17,854

PACIFIC CONTINENTAL CORPORATION
Selected Other Financial Information and Ratios
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
BALANCE SHEET AVERAGES
Loans(1)	$834,071	$916,289	$842,393	$927,510
Allowance for loan losses	(15,307)	(16,412)	(16,243)	(16,093)
Loans, net of allowance	818,764	899,877	826,150	911,417
Securities and short-term deposits	290,556	186,088	275,996	179,719
Earning assets	1,109,320	1,085,965	1,102,146	1,091,136
Non-interest-earning assets	103,860	102,919	105,105	97,826
Assets	$1,213,180	$1,188,884	$1,207,251	$1,188,962

Interest-bearing core deposits(2)	$623,403	$591,037	$626,846	$587,455
Non-interest-bearing core deposits(2)	258,326	220,505	252,636	207,647
Core deposits(2)	881,729	811,542	879,482	795,102
Non-core interest-bearing deposits	62,687	85,442	57,727	85,980
Deposits	944,416	896,984	937,209	881,082
Borrowings	90,470	117,022	92,641	137,058
Other non-interest-bearing liabilities	2,829	3,298	3,174	1,212
Liabilities	1,037,715	1,017,304	1,033,024	1,019,352
Shareholders' equity (book)	175,465	171,580	174,227	169,610
Liabilities and equity	$1,213,180	$1,188,884	$1,207,251	$1,188,962

Shareholders' equity (tangible)(3)	$153,088	$148,981	$151,823	$146,982

SELECTED MARKET DATA
Eugene market loans, net of fees, period end	$252,271	$265,211
Portland market loans, net of fees, period end	399,682	413,844
Seattle market loans, net of fees, period end	177,770	224,022
Total loans, net of fees, period end	$829,723	$903,077

Eugene market core deposits, period end(2)	$530,662	$532,813
Portland market core deposits, period end(2)	234,499	187,423
Seattle market core deposits, period end(2)	126,827	121,377
Total core deposits, period end(2)	891,988	841,613
Other deposits, period end	70,380	67,940
Total	$962,368	$909,553

Eugene market core deposits, average(2)	$508,571	$509,175
Portland market core deposits, average(2)	250,985	185,189
Seattle market core deposits, average(2)	122,173	117,178
Total core deposits, average(2)	881,729	811,542
Other deposits, average	62,687	85,442
Total	$944,416	$896,984

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	6.15%	6.46%	6.24%	6.45%
Yield on average securities(4)	3.28%	3.08%	3.31%	3.38%
Yield on average earning assets(4)	5.40%	5.88%	5.50%	5.95%

Rate on average interest-bearing core deposits	0.96%	1.35%	1.02%	1.36%
Rate on average interest-bearing non-core deposits	1.74%	1.66%	1.80%	1.69%
Rate on average interest-bearing deposits	1.04%	1.39%	1.09%	1.40%

Rate on average borrowings	2.25%	2.52%	2.27%	2.22%
Cost of interest-bearing funds	1.18%	1.55%	1.23%	1.54%

Interest rate spread(4)	4.23%	4.33%	4.28%	4.41%

Net interest margin(4)	4.58%	4.75%	4.64%	4.80%

(1)Includes loans held-for sale.
(2)Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100,000.
(3)Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $120 thousand and $25 thousand for the three months ended
June 30, 2011 and 2010, respectively and $224 thousand and $33 thousand for the six months ended June 30. 2011 and 2010, respectively.

PACIFIC CONTINENTAL CORPORATION
Nonperforming Assets and Loan Quality Ratios
(In thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2011	2010	2010
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$-	$1,010	$5,577
Residential 1-4 family	8,177	6,123	3,762
Owner-occupied commercial	3,575	1,622	3,213
Non-owner-occupied commercial	7,827	8,428	1,258
Other loans secured by real estate	922	538	1,051
Total permanent real estate loans	20,501	17,721	14,861
Construction loans:
Multifamily residential	-	1,985	441
Residential 1-4 family	1,699	2,493	3,563
Commercial real estate	1,500	1,671	3,491
Commercial bare land and acquisition & development	13,027	91	673
Residential bare land and acquisition & development	1,597	1,032	7,037
Other	-	-	-
Total construction real estate loans	17,823	7,272	15,205
Total real estate loans	38,324	24,993	30,066
Commercial loans	6,515	8,033	9,825
Consumer loans	-	-	-
Other loans	-	-	-
Total nonaccrual loans	44,839	33,026	39,891
90 days past due and accruing interest	-	-	-
Total nonperforming loans	44,839	33,026	39,891
Nonperforming loans guaranteed by government	(666)	(1,056)	(621)
Net nonperforming loans	44,173	31,970	39,270
Other real estate owned	12,312	14,293	9,651
Total nonperforming assets, net of guaranteed loans	$56,485	$46,263	$48,921

LOAN QUALITY RATIOS
Allowance for loan losses as a percentage of total loans
outstanding	1.85%	1.93%	1.98%
Allowance for loan losses as a percentage of total
nonperforming loans, net of government guarantees	34.70%	51.83%	45.46%
Net loan charge offs (recoveries) as a percentage of
average loans, annualized	1.29%	1.30%	0.76%
Net nonperforming loans as a percentage of total loans	5.32%	3.73%	4.35%
Nonperforming assets as a percentage of total assets	4.60%	3.82%	4.16%
Consolidated classified asset ratio(1)	52.63%	63.39%	72.31%
Past due (excluding nonaccrual) as a percentage of total loans	0.51%	0.77%	0.48%

(1)Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.

PACIFIC CONTINENTAL CORPORATION
Nonperforming Loan Rollforward
(In thousands)
(Unaudited)

	Balance at	Additions to		Net	Returns to		Transfers	Balance at
	March 31, 2011	Non-performing	Reclassification	Paydowns	Performing	Charge-offs	to OREO	June 30, 2011

Real estate loans
Multifamily residential	$64	$250	$-	$(314)	$-	$-	$-	$-
Residential 1-4 family	6,503	2,318	-	(217)	-	(164)	(263)	8,177
Owner-occupied commercial	1,959	2,309	-	(382)	-	(11)	(300)	3,575
Non owner-occupied commercial	8,215	-	-	(62)	-	(326)	-	7,827
Other real estate loans	1,407	14	(499)	-	-	-	-	922
Total real estate loans	18,148	4,891	(499)	(975)	-	(501)	(563)	20,501

Construction
Multifamily residential	232	-	-	(232)	-	-	-	-
Residential 1-4 family	1,972	361	-	(410)	-	(224)	-	1,699
Commercial real estate	1,500	-	-	-	-	-	-	1,500
Commercial bare land and acquisition & development	-	13,027	-	-	-	-	-	13,027
Residential bare land and acquisition & development	2,024	-	-	(125)	-	(302)	-	1,597
Total construction loans	5,728	13,388	-	(767)	-	(526)	-	17,823

Commercial and other	7,275	350	499	(1,097)	(461)	(51)	-	6,515

Consumer	-	-	-	-	-	-	-	-

Total	$31,151	$18,629	$-	$(2,839)	$(461)	$(1,078)	$(563)	$44,839

	Balance at	Additions to		Net	Returns to		Transfers	Balance at
	December 31, 2010	Non-performing	Reclassification	Paydowns	Performing	Charge-offs	to OREO	June 30, 2011

Real estate loans
Multifamily residential	$1,010	$250	$-	$(1,186)	$-	$(74)	$-	$-
Residential 1-4 family	6,123	3,985	-	(450)	-	(956)	(525)	8,177
Owner-occupied commercial	1,622	2,665	-	(387)	-	(25)	(300)	3,575
Non owner-occupied commercial	8,428	-	-	(138)	-	(463)	-	7,827
Other real estate loans	538	1,232	(499)	(39)	-	(310)	-	922
Total real estate loans	17,721	8,132	(499)	(2,200)	-	(1,828)	(825)	20,501

Construction
Multifamily residential	1,985	-	-	(1,985)	-	-	-	-
Residential 1-4 family	2,493	414	-	(724)	-	(421)	(63)	1,699
Commercial real estate	1,671	-	-	-	-	(171)	-	1,500
Commercial bare land and acquisition & development	91	13,027	-	-	-	(91)	-	13,027
Residential bare land and acquisition & development	1,032	2,250	-	(144)	-	(1,505)	(36)	1,597
Total construction loans	7,272	15,691	-	(2,853)	-	(2,188)	(99)	17,823

Commercial and other	8,033	600	499	(1,490)	(461)	(666)	-	6,515

Consumer	-	10	-	-	-	(10)	-	-

Total	$33,026	$24,433	$-	$(6,543)	$(461)	$(4,692)	$(924)	$44,839

PACIFIC CONTINENTAL CORPORATION
Other Real Estate Owned Rollforward
(In thousands)
(Unaudited)

	Balance at	Additions to	Capitalized	Paydowns/	Writedowns/	Balance at
	March 31, 2011	REO	Costs	Sales	Loss/Gain	June 30, 2011

Real estate
Multifamily residential	$-	$-	$-	$-	$-	-
Residential 1-4 family	1,624	263	-	(662)	(24)	1,201
Owner-occupied commercial	-	300	-	-	-	300
Non owner-occupied commercial	-	-	-	-	-	-
Other real estate loans	-	-	-	-	-	-
Total real estate loans	1,624	563	-	(662)	(24)	1,501

Construction
Multifamily residential	-	-	-	-	-	-
Residential 1-4 family	1,082	-	-	(939)	(80)	63
Commercial real estate	3,818	-	-	-	-	3,818
Commercial bare land and acquisition & development	1,013	-	-	-	(185)	828
Residential bare land and acquisition & development	6,165	-	-	-	(63)	6,102
Total construction loans	12,078	-	-	(939)	(328)	10,811

Commercial and other	38	-	-	(44)	6	-

Consumer	-	-	-	-	-	-

Total	$13,740	$563	$-	$(1,645)	$(346)	$12,312

	Balance at	Additions to	Capitalized	Paydowns/	Writedowns/	Balance at
	December 31, 2010	REO	Costs	Sales	Loss/Gain	June 30, 2011

Real estate
Multifamily residential	$-	$-	$-	$-	$-	-
Residential 1-4 family	1,374	525	-	(662)	(36)	1,201
Owner-occupied commercial	-	300	-	-	-	300
Non owner-occupied commercial	-	-	-	-	-	-
Other real estate loans	-	-	-	-	-	-
Total real estate loans	1,374	825	-	(662)	(36)	1,501

Construction
Multifamily residential	-	-	-	-	-	-
Residential 1-4 family	1,178	63	-	(953)	(225)	63
Commercial real estate	4,389	-	-	-	(571)	3,818
Commercial bare land and acquisition & development	1,013	-	-	-	(185)	828
Residential bare land and acquisition & development	6,301	36	-	-	(235)	6,102
Total construction loans	12,881	99	-	(953)	(1,216)	10,811

Commercial and other	38	-	-	(44)	6	-

Consumer	-	-	-	-	-	-

Total	$14,293	$924	$-	$(1,659)	$(1,246)	$12,312

PACIFIC CONTINENTAL CORPORATION
Age Analysis of Past Due Financing Receivables (Unaudited)
(In thousands)
As of June 30, 2011

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable

Real estate loans
Multifamily residential	$-	$-	$-	$-	$-	$48,013	$48,013
Residential 1-4 family	415	-	-	8,177	8,592	61,447	70,039
Owner-occupied commercial	303	1,149	-	3,575	5,027	200,585	205,612
Nonowner-occupied commercial		-	-	7,827	7,827	147,959	155,786
Other real estate loans	167	-	-	922	1,089	17,666	18,755
Total real estate loans	885	1,149	-	20,501	22,535	475,670	498,205

Construction
Multifamily residential	-	-	-	-	-	1,391	1,391
Residential 1-4 family	601	229	-	1,699	2,529	18,294	20,823
Commercial real estate	-	-	-	1,500	1,500	11,080	12,580
Commercial bare land and acquisition & development	-	-	-	13,027	13,027	12,022	25,049
Residential bare land and acquisition & development	318	528	-	1,597	2,443	11,237	13,680
Total construction loans	919	757	-	17,823	19,499	54,024	73,523

Commercial and other	533	-	-	6,515	7,048	245,739	252,787

Consumer	18	-	-	-	18	5,822	5,840

Totals	$2,355	$1,906	$-	$44,839	$49,100	$781,255	$830,355

PACIFIC CONTINENTAL CORPORATION
Age Analysis of Past Due Financing Receivables (Unaudited)
(In thousands)
As of December 31, 2010

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Financing
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivables

Real estate loans
Multifamily residential	$2,549	$-	$-	$1,010	$3,559	$54,291	$57,850
Residential 1-4 family	110	366	-	6,123	6,599	70,093	76,692
Owner-occupied commercial	2,694	356	-	1,622	4,672	196,614	201,286
Non owner-occupied commercial	-	-	-	8,428	8,428	154,643	163,071
Other real estate loans	195	-	-	538	733	23,217	23,950
Total real estate loans	5,548	722	-	17,721	23,991	498,858	522,849

Construction
Multifamily residential	-	-	-	1,985	1,985	4,207	6,192
Residential 1-4 family	-	-	-	2,493	2,493	20,190	22,683
Commercial real estate	-	-	-	1,671	1,671	10,059	11,730
Commercial bare land and acquisition & development	-	-	-	91	91	25,496	25,587
Residential bare land and acquisition & development	175	-	-	1,032	1,207	16,056	17,263
Total construction loans	175	-	-	7,272	7,447	76,008	83,455

Commercial and other	102	32	-	8,033	8,167	236,597	244,764

Consumer	7	5	-	-	12	5,888	5,900

Total	$5,832	$759	$-	$33,026	$39,617	$817,351	$856,968

PACIFIC CONTINENTAL CORPORATION
Credit Quality Indicators (Unaudited)
(In thousands)
As of June 30, 2011

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals

Real estate loans
Multifamily residential	$46,645	$-	$1,368	$-	$48,013
Residential 1-4 family	54,112	-	15,871	56	70,039
Owner-occupied commercial	196,075	-	9,537	-	205,612
Nonowner-occupied commercial	146,327	-	9,459	-	155,786
Other real estate loans	16,962	-	1,793	-	18,755
Total real estate loans	460,121	-	38,028	56	498,205

Construction
Multifamily residential	1,391	-	-	-	1,391
Residential 1-4 family	14,667	-	6,156	-	20,823
Commercial real estate	8,155	-	4,425	-	12,580
Commercial bare land and acquisition & development	11,362	-	13,687	-	25,049
Residential bare land and acquisition & development	10,104	-	3,576	-	13,680
Total construction loans	45,679	-	27,844	-	73,523

Commercial and other	241,236	-	8,792	2,759	252,787

Consumer	5,758	-	82	-	5,840

Totals	$752,794	$-	$74,746	$2,815	$830,355

PACIFIC CONTINENTAL CORPORATION
Credit Quality Indicators (Unaudited)
(In thousands)
As of December 31, 2010

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals

Real estate loans
Multifamily residential	$55,105	$-	$2,745	$-	$57,850
Residential 1-4 family	60,544	-	15,658	490	76,692
Owner-occupied commercial	185,362	-	14,274	1,650	201,286
Nonowner-occupied commercial	153,088	-	9,983	-	163,071
Other real estate loans	20,343	-	3,607	-	23,950
Total real estate loans	474,442	-	46,267	2,140	522,849

Construction
Multifamily residential	4,206	-	1,986	-	6,192
Residential 1-4 family	19,532	-	3,151	-	22,683
Commercial real estate	7,114	-	4,616	-	11,730
Commercial bare land and acquisition & development	11,771	-	13,816	-	25,587
Residential bare land and acquisition & development	11,886	-	5,377	-	17,263
Total construction loans	54,509	-	28,946	-	83,455

Commercial and other	231,358	-	13,406	-	244,764

Consumer	5,860	-	-	40	5,900

Totals	$766,169	$-	$88,619	$2,180	$856,968